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                                                                    Exhibit 15.1

April 29, 2004


The Board of Directors and Stockholders of Genentech, Inc.

     We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Plan, as amended and restated on February 13, 2003; the 1991 Employee Stock Plan, as amended effective April 23, 2003; and the 2004 Equity Incentive Plan of Genentech, Inc. of our report dated April 6, 2004 (except for the eleventh paragraph of Note 2 and all of Note 12, as to which the date is April 23, 2004) relating to the unaudited condensed consolidated interim financial statements of Genentech, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2004.

     Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ ERNST & YOUNG LLP